MillerKnoll, Inc. Reports Second Quarter Fiscal 2024 Results

Zeeland, Mich., December 20, 2023 – MillerKnoll Inc. (NASDAQ: MLKN) today reported results for the second quarter of fiscal year 2024 which ended December 2, 2023.

Business Highlights
•Fiscal 2024 full year adjusted earnings guidance increased to a range of $2.00 to $2.16 per share.
•Consolidated Gross margin improved 470 basis points over the prior year, with expansion reported in all three segments.
•Significant overall profit growth. US GAAP and Adjusted EPS growth of 114.3% and 28.3% respectively year-over-year.

Second Quarter Fiscal 2024 Financial Results

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
(Dollars in millions, except per share data)	December 2, 2023	December 3, 2022	% Chg.	December 2, 2023	December 3, 2022	% Chg.
	(13 weeks)	(13 weeks)		(26 weeks)	(27 weeks)
Net sales	$949.5	$1,066.9	(11.0)%	$1,867.2	$2,145.7	(13.0)%
Gross margin %	39.2%	34.5%	N/A	39.1%	34.5%	N/A
Operating expenses	$311.6	$328.9	(5.3)%	$629.4	$650.2	(3.2)%
Adjusted operating expenses*	$296.9	$303.9	(2.3)%	$599.6	$613.6	(2.3)%
Effective tax rate	21.4%	19.8%	N/A	22.4%	19.2%	N/A
Adjusted effective tax rate*	23.2%	22.0%	N/A	23.7%	22.3%	N/A
Earnings per share - diluted	$0.45	$0.21	114.3%	$0.67	$0.55	21.8%
Adjusted earnings per share - diluted*	$0.59	$0.46	28.3%	$0.96	$0.90	6.7%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations below.

To our shareholders:

We are pleased to announce another quarter of strong financial performance, marked by a 28.3% year-over-year increase in adjusted earnings per share despite lower sales. Our teams achieved these results by focusing on what they can control, including the ongoing improvement in gross margins, which exceeded last year’s levels across all three segments of our business. This success was driven by our strategic inventory management and pricing initiatives, product and regional mix optimization, moderating input costs and the ongoing benefit of acquisition-related synergies, which include efficiency enhancements in operations and logistics. Additionally, we are diligently managing our operating expenses, providing a valuable offset to the existing demand pressures.

Business confidence has rebounded from recent lows, yet challenges to demand persist due to the elevated cost of capital and geopolitical concerns. Despite these hurdles, our business exhibits encouraging signs, as reflected in heightened project funnel activity, improving order comparisons and strong seasonal demand within the Retail segment.

We remain confident in the strategic advantages of diversifying our business, pursuing international expansion, making technology investments to enhance the customer and dealer experience, streamlining processes and continuing to deliver innovative solutions.

Second Quarter Fiscal 2024 Consolidated Results

Consolidated net sales for the second quarter were $949.5 million, reflecting a decrease of 11.0% on a reported basis and a decrease of 10.1% organically compared to the same period last year. The overall year-over-year organic decline in net sales was driven by lower beginning backlog, partially offset by faster fulfillment patterns. Orders in the quarter of $944.0 million were 6.8% lower on a reported basis and 6.0% lower organically compared to the prior year. Although our order intake for the full quarter was lower year-over-year, it improved sequentially as we progressed through the period.

Gross margin in the quarter was 39.2%, which is 470 basis points higher than the same period last year. The year-over-year increase in gross margin was mainly driven by strategic inventory management, moderating input costs, the realization of price optimization strategies, and benefits from our ongoing synergy efforts. This is the fourth consecutive quarter of consolidated year-over-year adjusted gross margin expansion.

Consolidated operating expenses for the quarter were $311.6 million, compared to $328.9 million in the prior year. Consolidated adjusted operating expenses were $296.9 million, down $7.0 million year-over-year, primarily driven by the continued focus on cost optimization and synergy capture.

Operating margin for the quarter was 6.4% compared to 3.6% in the same quarter last year. On an adjusted basis, consolidated operating margin for the quarter was 7.9% , a record high level since the acquisition of Knoll, Inc.

Reported diluted earnings per share were $0.45 for the quarter, compared to $0.21 for the same period last year. Adjusted diluted earnings per share were $0.59 for the quarter, compared to $0.46 for the same period last year, up 28.3% year-over-year despite a 10.1% decline in organic net sales.

As of December 2, 2023, our liquidity position reflected cash on hand and availability on our revolving credit facility totaling $583.1 million. During the second quarter, the business generated $82.4 million of cash flow from operations and we reduced our total outstanding debt by $18.9 million as part of our capital deployment priority of maintaining a strong balance sheet. We also repurchased approximately 1.4 million shares for a total cash outlay of $27.9 million. We ended the second quarter with a net debt-to-EBITDA ratio, as defined by our lending agreement, of 2.5x. Our scheduled debt maturities (which exclude the maturity of the revolver) for the remainder of fiscal year 2024, and for fiscal years 2025, 2026 and 2027 are $20.4 million, $41.3 million, $46.2 million and $276.3 million respectively.

As of the end of the second quarter, we have achieved $147 million in run-rate cost synergies resulting from the acquisition of Knoll, Inc. in the first quarter of fiscal 2022. We continue to make meaningful progress on our integration plans expecting total run-rate cost synergies of $160 million per year by July 2024, which is the third year anniversary of the Knoll, Inc. acquisition.

Second Quarter Fiscal 2024 Results by Segment

Americas Contract
For the second quarter, the Americas Contract segment posted net sales totaling $476.1 million, down 10.1% year-over-year on a reported basis and down 10.3% organically. New orders in the quarter totaled $437.4 million, down 7.7% year-over-year on a reported basis and down 8.1% organically. As the quarter progressed, order growth trends improved and the segment showed year-over-year growth in November, benefiting from increased project funnel activity, project mock-ups, and pricing requests. Increased adoption of digital tools and enhanced cross-sell expertise by our dealer network also support the positive outlook. Furthermore, the launch of the new MillerKnoll B2B eCommerce platform in November is a significant milestone, reflecting the Company's commitment to technological innovation.

Adjusted operating margin for this segment was 9.4%, 130 basis points higher year-over-year. The year-over-year expansion of gross and adjusted operating margins continues to reflect positive price/cost dynamics and benefits from synergy capture, contributing to the overall resilience and operational success of the segment.

International Contract and Specialty
The International Contract and Specialty segment delivered net sales in the second quarter of $241.2 million, down 8.9% on a reported basis and down 10.4% organically on a year-over-year basis. New orders totaled $233.9 million, representing a year-over-year decrease of 3.2% on a reported basis and down 5.1% organically. Despite persistent demand weakness in Europe and China due to high interest rates and macroeconomic challenges, we maintain an optimistic outlook driven by a robust forward-looking pipeline of projects and continued strength in India, South Korea, and the Middle East. The transition of Herman Miller dealers to MillerKnoll dealers continues during FY24, with more than 30% of the network already selling the MillerKnoll product portfolio, and more planned in the months ahead. Demand for products within our specialty businesses grew during the quarter with particular strength at Holly Hunt.

Adjusted operating margin for this segment was 11.3%, 80 basis points lower year-over-year driven by lower sales. Despite this, we have expanded gross margins both sequentially and year-over-year, due to strategic pricing optimization, favorable regional and product mix and proactive restructuring efforts that have enhanced manufacturing efficiency.

Global Retail
Net sales in the second quarter for our Global Retail segment totaled $232.2 million, a decline of 14.7% over the same quarter last year on a reported basis and down 9.4% organically mainly driven by soft housing-related demand conditions. New orders in the quarter totaled $272.7 million, down 8.4% compared to the same period last year on a reported basis and down 3.0% organically. While organic demand was down this quarter compared to the prior year, it did improve relative to the 6.4% organic decrease we reported in the first quarter of this fiscal year. Our agile and strategic promotional tactics and targeted marketing enabled us to drive year-over-year organic order growth in November, a key month in the Retail calendar. We remain committed to enhancing our in-store experiences, brand awareness, digital platforms, technology infrastructure and marketing to inspire and elevate the overall customer experience, drive brand loyalty and foster engagement.

Adjusted operating margin for this segment was 7.1%, 570 basis points higher year-over-year, driven by strategic inventory and shipping management, favorable product mix, and effective discretionary promotional activity which drove demand towards our highest margin brands and collections. The Company's design and manufacturing capabilities also play a crucial role, producing proprietary and iconic products at scale.

Third Quarter and Fiscal 2024 Outlook

While economic uncertainty persists in parts of our business, we maintain a generally optimistic outlook driven by the margin improvements that we are driving across each of our business segments and early signs of demand stabilization across North America. For full year fiscal 2024, we are increasing our guidance and expect to generate adjusted diluted earnings in the range of $2.00 and $2.16 per share.

As it relates to the third quarter of fiscal year 2024, we expect net sales to range between $890 million to $930 million and adjusted diluted earnings to be between $0.40 to $0.48 per share. Consolidated orders through the first two weeks of the third quarter of fiscal 2024 grew 4% organically compared to the prior year. Our revenue guidance considers this as well as the size and scheduling of the beginning backlog. It also takes into consideration the relative seasonal decrease that we normally experience from the second to the third quarter which is characterized by lower demand and shipping activity in the contract segments during the holiday season.

Andi Owen	Jeff Stutz
President and Chief Executive Officer	Chief Financial Officer

Webcast and Conference Call Information
The Company will host a conference call and webcast to discuss the results of the second quarter of fiscal 2024 on Wednesday, December 20, 2023, at 5:00 PM ET. To ensure participation, allow extra time to visit the Company’s website at https://www.millerknoll.com/investor-relations/news-events/events-and-presentations to download the streaming software necessary to participate. An online archive of the webcast will also be available on the Company's investor relations website. Additional links to materials supporting the release will also be available at https://www.millerknoll.com/investor-relations.

For further information:
Investors, Carola Mengolini, Vice President of Investor Relations, (786) 642-7714, carola_mengolini@millerknoll.com
Media, Laura Yagerman, Director of Corporate Communications, (616) 654-5977, media_relations@millerknoll.com

Financial highlights for the three and six months ended December 2, 2023 follow:

MillerKnoll, Inc.
Condensed Consolidated Statements of Operations

(Unaudited) (Dollars in millions, except per share and common share data)	Three Months Ended				Six Months Ended
	December 2, 2023		December 3, 2022		December 2, 2023		December 3, 2022
Net sales	$949.5	100.0%	$1,066.9	100.0%	$1,867.2	100.0%	$2,145.7	100.0%
Cost of sales	577.5	60.8%	699.3	65.5%	1,137.1	60.9%	1,406.0	65.5%
Gross margin	372.0	39.2%	367.6	34.5%	730.1	39.1%	739.7	34.5%
Operating expenses	311.6	32.8%	328.9	30.8%	629.4	33.7%	650.2	30.3%
Operating earnings	60.4	6.4%	38.7	3.6%	100.7	5.4%	89.5	4.2%
Other expenses, net	16.1	1.7%	17.1	1.6%	35.3	1.9%	34.2	1.6%
Earnings before income taxes and equity income	44.3	4.7%	21.6	2.0%	65.4	3.5%	55.3	2.6%
Income tax expense	9.5	1.0%	4.3	0.4%	14.6	0.8%	10.6	0.5%
Equity (loss) income, net of tax	(0.4)	—%	0.2	—%	(0.3)	—%	0.2	—%
Net earnings	34.4	3.6%	17.5	1.6%	50.5	2.7%	44.9	2.1%
Net earnings attributable to redeemable noncontrolling interests	0.9	0.1%	1.5	0.1%	0.3	—%	3.1	0.1%
Net earnings attributable to MillerKnoll, Inc.	$33.5	3.5%	$16.0	1.5%	$50.2	2.7%	$41.8	1.9%

Amounts per common share attributable to MillerKnoll, Inc.
Earnings per share - basic	$0.45		$0.21		$0.67		$0.55
Weighted average basic common shares	73,655,409		75,370,514		74,573,958		75,458,089
Earnings per share - diluted	$0.45		$0.21		$0.67		$0.55
Weighted average diluted common shares	74,240,293		75,878,078		75,077,712		76,042,640

MillerKnoll, Inc.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended
(Unaudited) (Dollars in millions)	December 2, 2023	December 3, 2022
Cash provided by (used in):
Operating activities	$213.4	$(5.3)
Investing activities	(41.3)	(32.0)
Financing activities	(170.8)	11.6
Effect of exchange rate changes	1.0	(7.1)
Net change in cash and cash equivalents	2.3	(32.8)
Cash and cash equivalents, beginning of period	223.5	230.3
Cash and cash equivalents, end of period	$225.8	$197.5

MillerKnoll, Inc.
Condensed Consolidated Balance Sheets

(Unaudited) (Dollars in millions)	December 2, 2023	June 3, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$225.8	$223.5
Accounts receivable, net	319.9	334.1
Unbilled accounts receivable	24.9	29.4
Inventories, net	448.2	487.4
Prepaid expenses and other	95.5	101.8
Total current assets	1,114.3	1,176.2
Net property and equipment	517.9	536.3
Right of use assets	382.5	415.9
Other assets	2,140.8	2,146.4
Total Assets	$4,155.5	$4,274.8

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$250.7	$269.5
Short-term borrowings and current portion of long-term debt	38.8	33.4
Short-term lease liability	76.1	77.1
Accrued liabilities	348.2	322.8
Total current liabilities	713.8	702.8
Long-term debt	1,278.2	1,365.1
Lease liabilities	360.7	393.7
Other liabilities	272.6	273.0
Total Liabilities	2,625.3	2,734.6
Redeemable Noncontrolling Interests	109.6	107.6
Stockholders' Equity	1,420.6	1,432.6
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$4,155.5	$4,274.8

Non-GAAP Financial Measures and Other Supplemental Data
This presentation contains non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included within this presentation. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

The non-GAAP financial measures referenced within this presentation include: Adjusted Operating Earnings (Loss), Adjusted Operating Margin, Adjusted Earnings per Share, Adjusted Operating Expenses, Adjusted EBITDA, Adjusted Bank Covenant EBITDA, and Organic Growth (Decline).

Adjusted Operating Earnings (Loss) represents reported operating earnings plus integration charges, amortization of Knoll purchased intangibles, and restructuring expenses. These adjustments are described further below.

Adjusted Operating Margin is calculated as adjusted operating earnings (loss) divided by net sales.

Adjusted Earnings per Share represents reported diluted earnings per share excluding the impact from amortization of Knoll purchased intangibles, integration charges, restructuring expenses, and the related tax effect of these adjustments. These adjustments are described further below.

Adjusted Operating Expenses represents reported operating expenses excluding integration charges, amortization of Knoll purchased intangibles, and restructuring expenses. These adjustments are described further below.

Adjusted EBITDA is calculated by excluding income tax expense, interest income and expense, depreciation and amortization expense, restructuring and integration charges from net income.

Adjusted Bank Covenant EBITDA is calculated by excluding depreciation, amortization, interest expense, taxes from net income, and certain other adjustments. Other adjustments include, as applicable in the period, charges associated with business restructuring actions, integration charges, impairment expenses, non-cash stock-based compensation, future synergies, and other items as described in our lending agreements.

Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects, the impact of the additional week in fiscal 2023, and the impact of the closure of the Fully business.

The adjustments to arrive at these non-GAAP financial measures are as follows:

Amortization of Knoll purchased intangibles: Includes expenses associated with the amortization of acquisition related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of Knoll purchased intangibles as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables better comparison of our results as Amortization of Knoll Purchased Intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the Amortization of Knoll Purchased Intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Integration charges: Knoll integration-related costs include severance, accelerated stock-based compensation expenses, asset impairment charges, and expenses related to synergy realization efforts and reorganization initiatives.

Restructuring charges: Includes costs associated with actions involving targeted workforce reductions.

Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The Americas Contract ("Americas") segment includes the operations associated with the design, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout North and South America. The International Contract and Specialty ("International & Specialty") segment includes the operations associated with the design, manufacture and sale of furniture products, indirectly or directly through an independent dealership network in Europe, the Middle East, Africa and Asia-Pacific as well as the global operations of the Specialty brands, which include Holly Hunt, Spinneybeck, Maharam, Edelman, and Knoll Textiles. The Global Retail ("Retail") segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and integration-related costs.

A. Reconciliation of Operating Earnings (Loss) to Adjusted Operating Earnings (Loss) by Segment

	Three Months Ended				Six Months Ended
	December 2, 2023		December 3, 2022		December 2, 2023		December 3, 2022
Americas
Net sales	$476.1	100.0%	$529.7	100.0%	$966.5	100.0%	$1,067.1	100.0%
Gross margin	161.0	33.8%	158.7	30.0%	335.8	34.7%	302.9	28.4%
Total operating expenses	125.9	26.4%	133.4	25.2%	259.3	26.8%	257.2	24.1%
Operating earnings	$35.1	7.4%	$25.3	4.8%	$76.5	7.9%	$45.7	4.3%

Adjustments
Restructuring	—	—%	13.2	2.5%	4.3	0.4%	13.2	1.2%
Integration charges	6.4	1.3%	1.1	0.2%	9.5	1.0%	4.0	0.4%
Amortization of Knoll purchased intangibles	3.2	0.7%	3.2	0.6%	6.4	0.7%	6.4	0.6%
Adjusted operating earnings	$44.7	9.4%	$42.8	8.1%	$96.7	10.0%	$69.3	6.5%
International & Specialty
Net sales	$241.2	100.0%	$264.9	100.0%	$469.5	100.0%	$537.4	100.0%
Gross margin	106.0	43.9%	109.0	41.1%	202.9	43.2%	222.4	41.4%
Total operating expenses	82.2	34.1%	80.7	30.5%	167.7	35.7%	166.2	30.9%
Operating earnings	$23.8	9.9%	$28.3	10.7%	$35.2	7.5%	$56.2	10.5%

Adjustments
Restructuring	0.8	0.3%	0.7	0.3%	1.5	0.3%	0.7	0.1%
Integration charges	0.5	0.2%	1.0	0.4%	1.2	0.3%	1.5	0.3%
Amortization of Knoll purchased intangibles	2.1	0.9%	2.0	0.8%	4.2	0.9%	4.0	0.7%
Adjusted operating earnings	$27.2	11.3%	$32.0	12.1%	$42.1	9.0%	$62.4	11.6%

Retail
Net sales	$232.2	100.0%	$272.3	100.0%	$431.2	100.0%	$541.2	100.0%
Gross margin	105.0	45.2%	99.9	36.7%	191.4	44.4%	214.4	39.6%
Total operating expenses	90.3	38.9%	97.9	36.0%	174.5	40.5%	194.6	36.0%
Operating earnings	$14.7	6.3%	$2.0	0.7%	$16.9	3.9%	$19.8	3.7%

Adjustments
Restructuring	1.0	0.4%	0.8	0.3%	1.2	0.3%	1.3	0.2%
Integration charges	—	—%	—	—%	—	—%	0.2	—%
Amortization of Knoll purchased intangibles	0.7	0.3%	1.0	0.4%	1.4	0.3%	2.3	0.4%
Adjusted operating earnings	$16.4	7.1%	$3.8	1.4%	$19.5	4.5%	$23.6	4.4%

Corporate
Operating expenses	$13.2	—%	$16.9	—%	$27.9	—%	$32.2	—%
Operating (loss)	$(13.2)	—%	$(16.9)	—%	$(27.9)	—%	$(32.2)	—%

Adjustments
Integration charges	—	—%	2.0	—%	0.1	—%	3.0	—%
Adjusted operating (loss)	$(13.2)	—%	$(14.9)	—%	$(27.8)	—%	$(29.2)	—%

MillerKnoll, Inc.
Net sales	$949.5	100.0%	$1,066.9	100.0%	$1,867.2	100.0%	$2,145.7	100.0%
Gross margin	372.0	39.2%	367.6	34.5%	730.1	39.1%	739.7	34.5%
Total operating expenses	311.6	32.8%	328.9	30.8%	629.4	33.7%	650.2	30.3%
Operating earnings	$60.4	6.4%	$38.7	3.6%	$100.7	5.4%	$89.5	4.2%

Adjustments
Restructuring	1.8	0.2%	14.7	1.4%	7.0	0.4%	15.2	0.7%
Integration charges	6.9	0.7%	4.1	0.4%	10.8	0.6%	8.7	0.4%
Amortization of Knoll purchased intangibles	6.0	0.6%	6.2	0.6%	12.0	0.6%	12.7	0.6%
Adjusted operating earnings	$75.1	7.9%	$63.7	6.0%	$130.5	7.0%	$126.1	5.9%

B. Reconciliation of Earnings per Share to Adjusted Earnings per Share

	Three Months Ended		Six Months Ended
	December 2, 2023	December 3, 2022	December 2, 2023	December 3, 2022
Earnings per share - diluted	$0.45	$0.21	$0.67	$0.55

Add: Amortization of Knoll purchased intangibles	0.08	0.08	0.16	0.16
Add: Integration charges	0.09	0.06	0.16	0.12
Add: Restructuring charges	0.02	0.19	0.08	0.20
Tax impact on adjustments	(0.05)	(0.08)	(0.11)	(0.13)
Adjusted earnings per share - diluted	$0.59	$0.46	$0.96	$0.90
Weighted average shares outstanding (used for calculating adjusted earnings per share) – diluted	74,240,293	75,878,078	75,077,712	76,042,640

C. Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended				Six Months Ended
	December 2, 2023		December 3, 2022		December 2, 2023		December 3, 2022
Operating expenses	$311.6	32.8%	$328.9	30.8%	$629.4	33.7%	$650.2	30.3%
Restructuring charges	1.8	0.2%	14.7	1.4%	7.0	0.4%	15.2	0.7%
Integration charges	6.9	0.7%	4.1	0.4%	10.8	0.6%	8.7	0.4%
Amortization of Knoll purchased intangibles	6.0	0.6%	6.2	0.6%	12.0	0.6%	12.7	0.6%
Adjusted operating expenses	$296.9	31.3%	$303.9	28.5%	$599.6	32.1%	$613.6	28.6%

D. Reconciliation of Net Earnings to Adjusted EBITDA

	Three Months Ended				Six Months Ended
	December 2, 2023		December 3, 2022		December 2, 2023		December 3, 2022
Net income	$33.5	3.5%	$16.0	1.5%	$50.2	2.7%	$41.8	1.9%
Income tax expense	9.5	1.0%	4.3	0.4%	14.6	0.8%	10.6	0.5%
Interest income and expense	18.6	2.0%	17.6	1.6%	35.5	1.9%	33.8	1.6%
Depreciation and amortization expense	37.4	3.9%	38.2	3.6%	74.6	4.0%	77.7	3.6%
Restructuring and integration charges	7.4	0.8%	18.8	1.8%	15.2	0.8%	23.9	1.1%
Adjusted EBITDA	$106.4	11.2%	$94.9	8.9%	$190.1	10.2%	$187.8	8.8%

E. Reconciliation of Net Earnings to Adjusted Bank Covenant EBITDA and Adjusted Bank Covenant EBITDA Ratio (provided on a trailing twelve month basis)

December 2, 2023
Net earnings	$50.5
Income tax expense	8.6
Depreciation expense	113.0
Amortization expense	38.9
Interest expense	78.0
Other adjustments(*)	154.2
Adjusted bank covenant EBITDA	$443.2
Total debt, less cash, end of trailing period (includes outstanding LC's)	$1,104.0
Net debt to adjusted bank covenant EBITDA ratio	2.49
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations above.

F. Organic Sales Growth by Segment

	Three Months Ended
	December 2, 2023
	Americas	International & Specialty	Retail	Total
Net sales, as reported	$476.1	$241.2	$232.2	$949.5
% change from PY	(10.1)%	(8.9)%	(14.7)%	(11.0)%

Adjustments
Currency translation effects (1)	(0.8)	(3.9)	(3.2)	(7.9)
Net sales, organic	$475.3	$237.3	$229.0	$941.6
% change from PY	(10.3)%	(10.4)%	(9.4)%	(10.1)%
	Three Months Ended
	December 3, 2022
	Americas	International & Specialty	Retail	Total
Net sales, as reported	$529.7	$264.9	$272.3	$1,066.9

Adjustments
Fully closure	—	—	(19.5)	(19.5)
Net sales, organic	$529.7	$264.9	$252.8	$1,047.4
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Six Months Ended
	December 2, 2023
	Americas	International & Specialty	Retail	Total
Net Sales, as reported	$966.5	$469.5	$431.2	$1,867.2
% change from PY	(9.4)%	(12.6)%	(20.3)%	(13.0)%
Adjustments
Currency Translation Effects (1)	(1.2)	(6.9)	(5.2)	(13.3)
Net Sales, organic	$965.3	$462.6	$426.0	$1,853.9
% change from PY	(6.1)%	(10.7)%	(11.4)%	(8.5)%

	Six Months Ended
	December 3, 2022
	Americas	International & Specialty	Retail	Total
Net Sales, as reported	$1,067.1	$537.4	$541.2	$2,145.7
% change from PY
Adjustments
Fully closure	—	—	(42.3)	(42.3)
Impact of extra week in FY23	(38.7)	(19.6)	(18.2)	(76.5)
Net Sales, organic	$1,028.4	$517.8	$480.7	$2,026.9
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

G. Organic Order Growth by Segment

	Three Months Ended
	December 2, 2023
	Americas	International & Specialty	Retail	Total
Orders, as reported	$437.4	$233.9	$272.7	$944.0
% change from PY	(7.7)%	(3.2)%	(8.4)%	(6.8)%

Adjustments
Currency translation effects (1)	(1.9)	(4.5)	(3.6)	(10.0)
Orders, organic	$435.5	$229.4	$269.1	$934.0
% change from PY	(8.1)%	(5.1)%	(3.0)%	(6.0)%

	Three Months Ended
	December 3, 2022
	Americas	International & Specialty	Retail	Total
Orders, as reported	$474.1	$241.7	$297.6	$1,013.4

Adjustments
Fully closure	—	—	(20.3)	(20.3)
Orders, organic	$474.1	$241.7	$277.3	$993.1
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Six Months Ended
	December 2, 2023
	Americas	International & Specialty	Retail	Total
Orders, as reported	$924.7	$461.8	$471.2	$1,857.7
% change from PY	(6.2)%	(6.5)%	(13.9)%	(8.3)%

Adjustments
Currency translation effects (1)	(4.2)	(7.4)	(5.7)	(17.3)
Orders, organic	$920.5	$454.4	$465.5	$1,840.4
% change from PY	(3.0)%	(4.4)%	(4.4)%	(3.7)%

	Six Months Ended
	December 3, 2022
	Americas	International & Specialty	Retail	Total
Orders, as reported	$985.4	$494.1	$547.0	$2,026.5

Adjustments
Impact of extra week in FY23	(36.2)	(18.9)	(16.6)	(71.7)
Fully closure	—	—	(43.3)	(43.3)
Orders, organic	$949.2	$475.2	$487.1	$1,911.5
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

H. Consolidated MillerKnoll Backlog

Q2 FY2024
MillerKnoll backlog	$688.5

I. Sales and Earnings Guidance - Upcoming Quarter

Company Guidance
Q3 FY2024
Net sales	$890 million to $930 million
Gross margin %	37.8% to 38.8%
Operating expenses	$285 million to $295 million
Interest and other expense, net	$15.5 million to $16.5 million
Effective tax rate	20.3% to 22.3%
Adjusted earnings per share - diluted	$0.40 to $0.48

About MillerKnoll
MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, DatesWeiser, Design Within Reach, Edelman, Geiger, HAY, Holly Hunt, Knoll Textiles, Maharam, Muuto, NaughtOne, and Spinneybeck|FilzFelt. MillerKnoll is an unparalleled platform that redefines modern for the 21st century by building a more sustainable, equitable and beautiful future for all.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of our acquisition of Knoll, the anticipated impact of the Knoll acquisition on the combined Company’s business and future financial and operating results, the expected amount and timing of synergies from the Knoll acquisition, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of MillerKnoll or the price of MillerKnoll’s stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond MillerKnoll’s control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: general economic conditions; the impact of any government policies and actions to protect the health and safety of individuals or to maintain the functioning of national or global economies, and the Company's response to any such policies and actions; the impact of public health crises, such as pandemics and epidemics; risks related to the additional debt incurred in connection with the Knoll acquisition; MillerKnoll’s ability to comply with its debt covenants and obligations; the risk that the anticipated benefits of the Knoll acquisition will be more costly to realize than expected; the effect of the announcement of the Knoll acquisition on the ability of MillerKnoll to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom MillerKnoll does business, or on MillerKnoll’s operating results and business generally; the ability to successfully integrate Knoll’s operations; the ability of MillerKnoll to implement its plans, forecasts and other expectations with respect to MillerKnoll’s business after the completion of the Knoll acquisition and realize expected synergies; business disruption following the Knoll acquisition; the availability and pricing of raw materials; the financial strength of our dealers and the financial strength of our customers; the success of newly-introduced products; the pace and level of government procurement; and the outcome of pending litigation or governmental audits or investigations. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.